UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Corrections Corporation of America (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2016 and there were present in person or represented by proxy 112,672,830 shares of the Company’s common stock representing 95.9% of the 117,460,831 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected nine directors to the Company’s Board of Directors (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and (iii) approved the compensation of the Company’s named executive officers. The number of votes “For”, “Against” and “Abstain” as well as the number of broker non-votes for each proposal were as follows:

Proposal 1: The election of Damon T. Hininger, Donna M. Alvarado, Robert J. Dennis, C. Michael Jacobi, Anne L. Mariucci, Mark A. Emkes, Thurgood Marshall, Jr., Charles L. Overby and John R. Prann, Jr. to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Damon T. Hininger	103,275,712	716,232	57,671	8,623,215
Donna M. Alvarado	103,747,445	245,526	56,644	8,623,215
Robert J. Dennis	100,538,106	3,454,218	57,291	8,623,215
C. Michael Jacobi	93,277,914	10,737,838	33,863	8,623,215
Anne L. Mariucci	103,898,084	94,571	56,960	8,623,215
Mark A. Emkes	103,349,769	642,211	57,635	8,623,215
Thurgood Marshall, Jr.	103,244,345	771,675	33,595	8,623,215
Charles L. Overby	103,279,831	712,719	57,065	8,623,215
John R. Prann, Jr.	103,130,436	862,896	56,283	8,623,215

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
111,760,651	868,744	43,435	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
102,406,128	1,560,843	82,644	8,623,215

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2016

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer